CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Voyager Technologies, Inc. of our report dated March 10, 2026 relating to the financial statements, which appears in Voyager Technologies Inc.'s Annual Report on Form 10-K for the year ended December 31, 2025.
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
March 12, 2026